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                                                                  EXHIBIT 23.4



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors
The Border Bank:

     We hereby consent to the use of our report dated January 31, 1996 on the financial statements of The Border Bank included herein and the reference to our firm under the heading "Experts" in the Prospectus.



                                    /s/ KPMG PEAT MARWICK LLP

Houston, Texas
April 22, 1996